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                                                                   Exhibit 10.18

                         HUGHES ELECTRONICS CORPORATION

                                FOURTH AMENDMENT
               TO REVOLVING CREDIT AGREEMENT (MULTI-YEAR FACILITY)

     This FOURTH AMENDMENT TO REVOLVING CREDIT AGREEMENT (MULTI-YEAR FACILITY) (this "Amendment") is dated as of September 28, 2001, is entered into by and among HUGHES ELECTRONICS CORPORATION, a Delaware corporation (the "Borrower"), the financial institutions listed on the signature pages hereof (the "Banks"), BANK OF AMERICA, N.A. as the administrative agent for the Banks (in such capacity, the "Administrative Agent"), MORGAN GUARANTY TRUST COMPANY OF NEW YORK as the syndication agent (in such capacity, the "Syndication Agent"), and CITICORP USA, INC. and THE CHASE MANHATTAN BANK as documentation agents (the "Documentation Agents"), and is made with reference to the Amended and Restated Revolving Credit Agreement (Multi-Year Facility) dated as of November 24, 1999, as amended (the "Credit Agreement"), by and among the Borrower, the lending institutions identified therein, the Administrative Agent, the Syndication Agent and the Documentation Agents. Capitalized terms not defined in this Amendment are defined in the Credit Agreement.

                                    RECITALS

     Because the Borrower and the Banks desire to amend the Credit Agreement in various respects, the parties agree as follows:

                                    AGREEMENT

     1.   AMENDMENTS TO THE CREDIT AGREEMENT

          (A) Subsection 1.1 of the Credit Agreement is hereby amended by deleting the definition of Consolidated EBITDA in its entirety and replacing it with the following:

          "Consolidated EBITDA" means, for any period, for Borrower and its Subsidiaries on a consolidated basis, an amount equal to the sum of (a) Consolidated Net Income, (b) Consolidated Interest Charges, (c) the amount of taxes, based on or measured by income, used or included in the determination of such Consolidated Net Income, (d) the amount of depreciation and amortization expense deducted in determining such Consolidated Net Income; plus (e) if a non-cash charge is taken in
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     connection with the write-off of equity investment in Sky Perfect
     Communications, Inc., the amount of such non-cash charge; plus (f) the
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     noncash component of any unusual or nonrecurring item of loss or expense
     (or minus the noncash component of any unusual or nonrecurring item of gain
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     or income) to the extent used or included in the determination of such
     Consolidated Net Income, provided that with respect to accruals or reserves
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     for future cash disbursements, such future cash disbursements shall be deducted in the fiscal period in which such cash disbursement is made.

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          (B) Subsection 1.1 of the Credit Agreement is hereby further amended by deleting the definition of Debt Rating in its entirety and replacing it with the following:

          "Debt Rating" means, as of any date of determination, the rating as determined by either Standard & Poor's Ratings Group or Moody's Investors Service, Inc. (collectively, the "Debt Ratings") of (a) the Borrower's senior unsecured long-term debt; or (b) if the foregoing debt is not outstanding, then the rating of this bank credit facility or the implied rating of senior unsecured and non-credit enhanced debt securities, provided that if both ratings in this clause (b) have been issued then both
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     shall apply; or (c) if neither (a) nor (b) apply, then the rating of long-term debt issued by equipment trust guaranteed by Borrower; provided
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     that if a Debt Rating is issued by both rating agencies, then the lower of
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     the credit ratings shall apply (unless the split in credit ratings is more than one level, in which case the level one level higher than the lower rating shall apply). The credit ratings shall be determined from the most recent public announcement of any changes in such credit ratings.

          (C) Subsection 1.1 of the Credit Agreement is hereby further amended by revising the table contained in the definition of Utilization Fee so that the fee shown opposite "Level 4" is changed from 12.5 to 25.0.

          (D) Subsection 2.6(a) of the Credit Agreement is hereby amended by deleting it in its entirety and replacing it with the following:

     The outstanding Principal Amount of each Eurodollar Loan shall bear interest until payment is due in full (computed daily on the basis of a three hundred sixty (360) day year and actual days elapsed) at a rate per annum equal to the Eurodollar Rate plus the Applicable Amount; plus, with
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     respect to each day on which the aggregate amount of outstanding Loans is greater than or equal to 50% of the Total Commitments, the Utilization Fee (computed daily on the basis of a three hundred sixty (360) day year and actual days elapsed). Borrower shall pay interest on each Eurodollar Loan on each Interest Payment Date for such Eurodollar Loan. Borrower shall repay in full the Principal Amount of each Eurodollar Loan on the last day of the Interest Period for such Eurodollar Loan or as provided in Section 2.10(c).

          (E) Subsection 9.1(l) of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

     Any sale, spin-off, disposition or other transaction whereby General Motors Corporation will no longer beneficially own directly or indirectly at least 51 percent of the issued and outstanding capital stock of Borrower having voting power under ordinary circumstances to elect directors of Borrower shall have occurred.

     2.   CONDITIONS TO EFFECTIVENESS

          Section 1 of this Amendment will become effective only when all of the following conditions have been satisfied (the date this occurs is the "Amendment Effective Date"):

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          (A) On or before the Amendment Effective Date, the Borrower must deliver to the Banks (or to the Administrative Agent) this Amendment, dated as of the Amendment Effective Date, and executed by the Borrower, the Majority Banks, and the Administrative Agent. Borrower must supply enough originally executed copies for each Bank and its counsel.

          (B) The Administrative Agent, the Syndication Agent, the Documentation Agents, the Arranger, and each Bank must receive all fees and other amounts that the Borrower owes to it as of the Amendment Effective Date.

     3.   BORROWER'S REPRESENTATIONS AND WARRANTIES

          In order to induce the Banks to enter into this Amendment, the Borrower represents and warrants to each Bank that the following statements are true, correct and complete:

          (A) Corporate Power and Authority. Borrower has all requisite
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corporate power and authority to (i) enter into this Amendment, and (ii) carry out the transactions contemplated by, and perform its obligations under, the Credit Agreement as amended by this Amendment (the "Amended Agreement").

          (B) Authorization of Agreements. The execution and delivery of this
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Amendment, and the performance of the Amended Agreement, have been duly authorized by all necessary corporate action on the part of the Borrower.

          (C) No Contravention. There is no (i) charter, by-law, or capital
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stock provision of the Borrower, (ii) provision of any indenture or material agreement (written or oral) to which the Borrower is a party or under which the Borrower is obligated, (iii) statute, rule or regulation, or (iv) judgment, decree or order of any court or agency binding on the Borrower that would be contravened by the execution, delivery and performance of any provision, condition, covenant or other term of this Amendment or the Amended Agreement.

          (D) Binding Obligation. This Amendment and the Amended Agreement are
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legal, valid and binding obligations of the Borrower, enforceable against it in accordance with their terms. Furthermore, any instrument or agreement required by this Amendment or the Amended Agreement, when executed and delivered, will be similarly valid, binding and enforceable.

          (E) Incorporation of Representations and Warranties From Credit
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Agreement. The representations and warranties contained in Section 6 of the
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Credit Agreement are and will be true, correct, and complete in all material respects on and as of the Amendment Effective Date to the same extent as though made on and as of that date (except to the extent those representations and warranties specifically relate to an earlier date, in which case they were true, correct and complete in all material respects on and as of the earlier date), provided, however, that the reference in Section 6.6 to the Borrower's financial
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statements dated December 31, 1996 shall, for purposes of this Amendment, be deemed a reference to the Borrower's financial statements dated December 31, 2000.

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          (F) Absence of Default. After giving effect to this Amendment, no
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event has occurred and is continuing, or will result from the consummation of the transactions contemplated by this Amendment, that would constitute an Event of Default or an Unmatured Event of Default.

     4.   MISCELLANEOUS

          (A) Reference to and Effect on the Credit Agreement and the Other Loan
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Documents.
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          (i)   On and after the Amendment Effective Date, the following words will refer to the Amended Agreement: (a) each reference in the Credit Agreement to "this Agreement", "hereunder", "hereof", "herein", or similar terms that refer to the Credit Agreement, and (b) each reference in the other documents entered pursuant to the Credit Agreement to the "Credit Agreement", "thereunder", "thereof", or similar terms that refer to the Credit Agreement.

          (ii) Except for those provisions specifically changed by this Amendment, the Credit Agreement and the other documents entered pursuant to the Credit Agreement will remain in full force and effect, and are hereby ratified and confirmed.

          (iii) Except as expressly provided herein, the execution, delivery and performance of this Amendment does not operate as or constitute a waiver of (a) any provision of the Credit Agreement or any of the other Loan Documents, or (b) any right, power or remedy of the Administrative Agent or any Bank under the Credit Agreement or any of the other Loan Documents.

          (B) Fees and Expenses. The Borrower acknowledges that all costs, fees
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and expenses described in subsection 11.14 of the Credit Agreement that are incurred by the Arranger, the Administrative Agent, and their counsel with respect to this Amendment and the documents and transactions contemplated hereby will be for the account of the Borrower.

          (C) Headings. The section and subsection headings in this Amendment
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are only included for convenience. They are not otherwise a part of this
Amendment, and will not be given any substantive effect.

          (D) California Law. The interpretation, enforcement and effect of this
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Amendment shall in all respects be governed and controlled by, and construed according to, the substantive laws of the State of California.

          (E) Counterparts; Effectiveness. This Amendment may be executed in any
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number of counterparts, and when executed and delivered each counterpart shall be deemed an original. However, all the counterparts together will constitute but one and the same instrument. Signature pages may be detached from multiple separate counterparts and collated so that they are physically attached to the same document. This Amendment (other than the provisions of Section 1, which become effective as described in Section 2) shall become effective when (i) the Borrower and the Majority Banks execute their respective counterparts, and (ii) the Borrower

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and the Administrative Agent receive written or telephonic notification that the counterparts have been executed and authorized for delivery.

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The undersigned hereby agrees to the Fourth Amendment to the Revolving Credit
Agreement (Multi-Year Facility) for Hughes Electronics Corporation.

                                   HUGHES ELECTRONICS CORPORATION


                                   By:
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                                   Name: Patrick T. Doyle
                                   Title:   Corporate Vice President & Treasurer